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                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               -------------------

                               KINDER MORGAN, INC.
             (exact name of registrant as specified in its charter)

                               -------------------

          DELAWARE                                      43-1761550
  (State of incorporation                  (I.R.S. Employer Identification No.)
      or organization)

                               -------------------

           1301 MCKINNEY, SUITE 3400
                HOUSTON, TEXAS                                   77010
   (Address of principal executive offices)                    (Zip Code)


            Securities to be registered to Section 12(b) of the Act:


              Title of each class                Name of each exchange on which
              to be so registered                each class is to be registered

        PREFERRED STOCK PURCHASE RIGHTS             NEW YORK STOCK EXCHANGE
        WITH RESPECT TO COMMON STOCK,
           PAR VALUE $.01 PER SHARE

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

           Securities Act registration statement file number to which this form relates:

                            333-78165 (IF APPLICABLE)

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE



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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  PREFERRED STOCK PURCHASE RIGHTS

         The Registrant incorporates by reference herein the information set forth under the caption "Description of Our Capital Stock -- Rights to Purchase Preferred Stock" set forth in its preliminary prospectus dated May 10, 1999, included in its Registration Statement on Form S-1 (Registration No. 333-78165) filed with the Securities and Exchange Commission (the "Commission") on May 10, 1999, as amended by Amendment No. 1 dated June 18, 1999, as such information may be amended in the final prospectus included or deemed to be included in such Registration Statement, as hereafter amended, in the form declared effective by the Commission (the "Registration Statement"). This Form 8-A is filed to register the Registrant's class of Preferred Stock Purchase Rights pursuant to
Section 12(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), concurrently with the registration of shares of Common Stock under the Securities Act of 1933, as amended ("Securities Act"), and, in accordance with Rule 12d1-2 promulgated under the Exchange Act, will become effective concurrently with the effectiveness of the Registration Statement under the Securities Act.

ITEM 2.           EXHIBITS.

         The exhibits below are incorporated herein by reference to the exhibit of the same number in the Registrant's Registration Statement (Registration No. 333-78165) filed with the Commission.

3.1      Form of Restated Certificate of Incorporation of Kinder Morgan, Inc.

3.2      Form of Restated Bylaws of Kinder Morgan, Inc.

3.3 Form of Certificate of Designations of Series A Junior Participating Preferred Stock and Series B Junior Participating Preferred Stock

4.1      Specimen Certificate representing shares of common stock.

4.15 Form of Rights Agreement between Kinder Morgan, Inc. and First Chicago Trust Company of New York, as rights agent.


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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            KINDER MORGAN, INC.



                                            By:   /s/ William V. Morgan
                                                -------------------------------
                                                    William V. Morgan
                                                    Vice Chairman of the Board




Date: June 24, 1999